CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #1009 to the Registration Statement on Form N-1A of Advisors Series Trust with respect to the filing of the Prospectus and Statement of Additional Information for the Huber Select Large Cap Value (formerly known as Huber Capital Equity Income Fund), Huber Small Cap Value (formerly known as Huber Capital Small Cap Value Fund), Huber Large Cap Value Fund (formerly known as Huber Capital Diversified Large Cap Value Fund), Huber Mid Cap Value Fund (formerly known as Huber Capital Mid Cap Value Fund), each a series of Advisor Series Trust, and to the use of our report dated December 30, 2020 on the financial statements and financial highlights of the Huber Select Large Cap Value (formerly known as Huber Capital Equity Income Fund), Huber Small Cap Value (formerly known as Huber Capital Small Cap Value Fund), Huber Large Cap Value Fund (formerly known as Huber Capital Diversified Large Cap Value Fund), Huber Mid Cap Value Fund (formerly known as Huber Capital Mid Cap Value Fund). Such financial statements and financial highlights appear in the 2020 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 26, 2021